UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 26, 2007
BALLY TOTAL FITNESS HOLDING CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-13997	36-3228107

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8700 West Bryn Mawr Avenue, Chicago, Illinois	60631

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (773) 380-3000

N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

BALLY TOTAL FITNESS HOLDING CORPORATION
FORM 8-K
Current Report
TABLE OF CONTENTS
Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing
Item 9.01 Financial Statements and Exhibits
Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing
     On April 26, 2007, Bally Total Fitness Holding Corporation (the “Company”) received written notification from the staff of NYSE Regulation, Inc. (together with the New York Stock Exchange, “NYSE”) that as of May 2, 2007, the NYSE will suspend trading of the Company’s common stock and will submit an application to the Securities and Exchange Commission (the “SEC”) to delist the Company’s common stock in accordance with Section 12 of the Securities Exchange Act of 1934 and the rules promulgated thereunder. The NYSE’s delisting application is pending completion of applicable procedures, including expiration of the deadline by which the Company may appeal the NYSE staff’s determination. As of the date of this report, the Company does not intend to appeal the NYSE staff’s determination.
     As previously disclosed, on March 26, 2007, the Company received notification from the NYSE that the Company was not in compliance with the NYSE’s continued listing standards. In the notification, the NYSE advised the Company that it is considered “below criteria” by the NYSE because the Company’s total market capitalization was less than $75 million over a 30 trading-day period. Additionally, the NYSE advised the Company that in light of the Company’s disclosure that it was unable to determine when it will file its 2006 Annual Report on Form 10-K, the NYSE anticipated a likelihood that the NYSE would deem the Company to be a “late filer.” The NYSE also advised the Company that in light of the Company’s previous disclosures regarding the Company’s financial condition, certain qualitative assessment factors (in addition to the quantitative requirements discussed above) could impact continued listing of the Company’s common stock.
     In response to the NYSE’s notification, the Company submitted an interim report updating the NYSE on the Company’s work to complete the audit of its 2006 financial statements and to file its 2006 Form 10-K, its efforts to secure lender and noteholder forbearances, and to negotiate a restructuring of its obligations, which restructuring could permit the Company to address non-compliance with the NYSE’s continuing listing standards. After reviewing these materials, the NYSE elected to proceed with delisting procedures. The Company intends to make arrangements for its common stock to be quoted on the Pink Sheets or similar electronic quotation system following the NYSE suspension and delisting.
     A press release announcing receipt of the notification from the NYSE staff is attached as Exhibit 99.1
Item 9.01 Financial Statements and Exhibits
(d) Exhibits
99.1 Press Release, dated April 26, 2007.

     Pursuant to the requirements of the Exchange Act, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

BALLY TOTAL FITNESS HOLDING CORPORATION Registrant
Dated: April 27, 2007	/s/ Marc D. Bassewitz
Marc D. Bassewitz
Senior Vice President, Secretary and General Counsel